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PRESS RELEASE
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FOR RELEASE AT 8:15 A.M. EASTERN July 10, 2000


                 IPC NAMES JAMES P. BRYCE NEW PRESIDENT & CEO
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    PEMBROKE, BERMUDA, July 10, 2000. IPC Holdings, Ltd. (NASDAQ: IPCR) today announced that James P. Bryce, currently Senior Vice President of the company, will become President and Chief Executive Officer of IPC Holdings, Ltd. and IPCRe Limited with effect from July 25, 2000. Mr. Bryce succeeds John Dowling, who has announced his intention to take early retirement at the end of July. "After thirty-seven years in the insurance business, I've decided to spend more time with my family and friends. The past six and a half years with IPC in Bermuda have been particularly enjoyable," said John Dowling.

    Prior to joining IPC in 1993, Mr. Bryce served in various senior underwriting positions with subsidiaries of American International Group, Inc. in New York, London, Tokyo and Hong Kong. IPC's Chairman of the Board of Directors, Joseph Johnson, commented: "John has played a pivotal role in leading IPC, bringing with him a wealth of experience and knowledge of the insurance business, and we wish him well in his retirement. Jim Bryce has been IPCRe's chief underwriter since its formation in 1993 and we have every confidence in his ability to lead the company."


    IPC Holdings, Ltd., through its wholly-owned subsidiary IPCRe Limited, provides property catastrophe reinsurance and, to a limited extent, marine, aviation, property-per-risk excess and other short-tail property reinsurance on a worldwide basis.


        CONTACT: JOHN DOWLING, PRESIDENT AND CHIEF EXECUTIVE OFFICER OR JOHN WEALE, VICE PRESIDENT & CHIEF FINANCIAL OFFICER

                  TELEPHONE:        441-298-5100